EX-99.13.c.i

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (“Agreement”) dated as of November 1, 2014 is entered into by and between Delaware Service Company, Inc., a Delaware corporation (“Assignor”), and Delaware Investments Fund Services Company, a Delaware statutory trust (“Assignee”).
WITNESSETH

WHEREAS, Assignor is a party to that certain Amended and Restated Fund Accounting and Financial Administration Oversight Agreement dated as of January 1, 2014 between each fund in the Delaware Investments Family of Funds listed on Schedule A thereto and Assignor (the “Assigned Contract”); and
WHEREAS, Assignee is a wholly-owned subsidiary of Assignor that was formed for the purposes of, among other things, to provide, or contract for the provision of, the following services to mutual fund clients: transfer agent services; shareholder servicing; fund accounting services; and oversight of transfer agent services, shareholder services and fund accounting services; and
WHEREAS, Assignor desires to contribute and assign to Assignee all of Assignor’s right, title and interest in and to the Assigned Contract and Assignee desires to assume Assignor’s obligations under the Assigned Contract.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound, Assignee and Assignor hereby agree as follows:
1. Assignment.  Assignor hereby contributes, grants, transfers, sets over, conveys, assigns and delivers to Assignee, its successors and assigns, all of its title, rights, interests, benefits and privileges in and to the Assigned Contract.
2. Assumption.  Assignee hereby undertakes, assumes and agrees to perform, pay and discharge when due all of the obligations under the Assigned Contract arising and accruing from and after the date hereof.  For the sake of clarity, Assignee shall not assume or be responsible for obligations under the Assigned Contract that pertain to periods prior to the date hereof or that relate to any failure to perform, improper performance or other breach, default or violation by Assignor prior to the date hereof.
3. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the conflicts of laws principles.
4. Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

5. Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original hereof and all of which, when taken together, shall constitute one and the same instrument.
IN WITNESS WHEREOF, Assignee and Assignor have each caused this Agreement to be duly executed in its corporate name by a duly authorized representative as of the 1st day of November, 2014.
ASSIGNOR:

DELAWARE SERVICE COMPANY, INC.

By: /s/ Richard Salus
Name:
Title:

ASSIGNEE:

DELAWARE INVESTMENTS FUND
SERVICES COMPANY

By: /s/ Richard Salus
Name:
Title:

SCHEDULE A

REGISTRANT/FUND
Delaware Group® Adviser Funds Delaware Diversified Income Fund Delaware Global Real Estate Opportunities Fund Delaware U.S. Growth Fund
Delaware Group® Cash Reserve Delaware Cash Reserve® Fund
Delaware Group® Equity Funds I Delaware Mid Cap Value Fund
Delaware Group® Equity Funds II Delaware Value® Fund
Delaware Group® Equity Funds IV Delaware Healthcare Fund Delaware Smid Cap Growth Fund
Delaware Group® Equity Funds V Delaware Dividend Income Fund Delaware Small Cap Core Fund Delaware Small Cap Value Fund
Delaware Group® Foundation Funds
 (Delaware Foundation Funds®)
   Delaware Foundation® Conservative Allocation Fund
   Delaware Foundation® Growth Allocation Fund
   Delaware Foundation® Moderate Allocation Fund

Delaware Group® Global & International Funds Delaware Emerging Markets Fund Delaware Focus Global Growth Fund Delaware Global Value Fund Delaware International Value Equity Fund
Delaware Group® Government Fund Delaware Core Plus Bond Fund Delaware Emerging Markets Debt Fund Delaware Inflation Protected Bond Fund

REGISTRANT/FUND
Delaware Group® Income Funds Delaware Corporate Bond Fund Delaware Diversified Floating Rate Fund Delaware Extended Duration Bond Fund Delaware High-Yield Opportunities Fund
Delaware Group® Limited-Term Government Funds Delaware Limited-Term Diversified Income Fund
Delaware Group® State Tax-Free Income Trust Delaware Tax-Free Pennsylvania Fund
Delaware Group® Tax-Free Fund Delaware Tax-Free USA Fund Delaware Tax-Free USA Intermediate Fund
Delaware Pooled® Trust
   The Core Plus Fixed Income Portfolio
   The Emerging Markets Portfolio
   The Emerging Markets Portfolio II
   The Focus Smid-Cap Growth Equity Portfolio
   The High-Yield Bond Portfolio
   The International Equity Portfolio
   The Labor Select International Equity Portfolio
   The Large-Cap Growth Equity Portfolio
   The Large-Cap Value Equity Portfolio
   The Real Estate Investment Trust Portfolio
      (also known as Delaware REIT Fund)
   The Select 20 Portfolio

Delaware VIP® Trust
   Delaware VIP® Diversified Income Series
   Delaware VIP® Emerging Markets Series
   Delaware VIP® High Yield Series
   Delaware VIP® International Value Equity Series
   Delaware VIP® Limited-Term Diversified Income Series
   Delaware VIP® REIT Series
   Delaware VIP® Small Cap Value Series
   Delaware VIP® Smid Cap Growth Series
   Delaware VIP® U.S. Growth Series
   Delaware VIP® Value Series

REGISTRANT/FUND
Voyageur Insured Funds Delaware Tax-Free Arizona Fund
Voyageur Intermediate Tax Free Funds Delaware Tax-Free Minnesota Intermediate Fund
Voyageur Mutual Funds
   Delaware Minnesota High-Yield Municipal Bond Fund
   Delaware National High-Yield Municipal Bond Fund
   Delaware Tax-Free California Fund
   Delaware Tax-Free Idaho Fund
   Delaware Tax-Free New York Fund

Voyageur Mutual Funds II Delaware Tax-Free Colorado Fund
Voyageur Mutual Funds III Delaware Select Growth Fund
Voyageur Tax Free Funds Delaware Tax-Free Minnesota Fund
Delaware Enhanced Global Dividend and Income Fund
Delaware Investments Dividend and Income Fund, Inc.
Delaware Investments Colorado Municipal Income Fund, Inc.
Delaware Investments Minnesota Municipal Income Fund II, Inc.
Delaware Investments National Municipal Income Fund